UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Soliciting Material Pursuant to §240.14a-12

TWEEN BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

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Filed by Tween Brands, Inc.
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Tween Brands, Inc.
Commission File No.: 1-14987
From: Rayden, Michael
Sent: Thursday, June 25, 2009 10:07 AM
To: Too Home Office
Subject: Business Update
Importance: High
Dear Tween associate,
This morning we boldly stepped forward in to the next chapter of our business: we announced our partnership with Dress Barn, Inc.
We were pleased to have CEO David Jaffe join us to share his thoughts around our joint vision moving forward, and how the brands dressbarn, maurices, and Justice, will unify to serve the fashion desires of tween girls and women.
I believe in this deal. It’s the right thing for our business, and it’s the right time in our business. With Dress Barn as our partner, we’re moving that flywheel of change forward with great power.
As a subsidiary of Dress Barn, we have the opportunity to grow our Justice brand, stabilize our organization, and do what we do best: serve the tween girl. This move creates great potential and synergy with another strong and respected organization that has two successful retail brands under its umbrella.
I encourage you to familiarize yourself with dressbarn and maurices. You will find them to have the same type of loyal customers as we find in our Justice stores: customers who appreciate fashion at affordable prices, and customers who rely on a great customer experience.
David and I are committed to building a lasting relationship with our customers, partners, shareholders, and associates across the chain. As we reviewed during this morning’s meeting, there will not be any immediate changes to how we operate our business, however, we are very anxious to learn from one another.
It’s important to understand that while we are becoming a subsidiary of Dress Barn, we still work for Justice. Our mission, our values, our culture, and the dynamics of our business operations are not changing.
What is changing is our base of power and a new business partner. This merger positions us financially to fund growth opportunities in a way that we currently could not by virtue of our bank amendment. We now have much greater ability to reinvest in and grow our business. Similarly, we will be able to share best practices and ideas with two other great retailers.

We’ve come a long way from our beginnings in the 80’s as a department of The Limited — and all of you should feel quite proud of your contributions toward achieving the merger announced today.
Let’s remain focused on the very things that excited David about our business when he first approached us close to one year ago: capturing the hearts and imaginations of tween girls throughout the country with hot fashions and accessories. We help them express their individuality, build their self-esteem, and most importantly, welcome them with a great experience every single time they enter our stores.
That’s a powerful combination and one that will never change.
I know a great deal of information was shared today so feel free to go through Ask Tween on our company intranet with any questions you may have. As details continue to unfold, we’ll keep you updated through the intranet and through your leadership team.
Until then, let’s give our new partners — dressbarn and maurices, a welcome that only Justice knows how to provide.
Mike
Michael W. Rayden
Chairman and CEO
CONFIDENTIALITY NOTICE: This message is for the designated recipient only and may contain privileged, proprietary, or otherwise private information. If you have received it in error, please notify the sender immediately and delete the original. Any other use of the email by you is prohibited.
Safe Harbor for Forward-Looking Statements
Certain statements in this document may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements relating to the benefits of the proposed transaction between The Dress Barn, Inc. (“Dress Barn”) and Tween Brands, Inc. (the “Company”) and the future financial performance of Dress Barn. All statements included in this document concerning activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: the failure to obtain the requisite stockholder approval with respect to the transaction, delays in or failure to obtain any required regulatory approvals with respect to the transaction, failure to consummate or delay in consummating the transaction for other reasons, changes in laws or regulations, changes in general economic conditions, and other risks relating to our business set forth in our filings with the Securities and Exchange Commission (“SEC”), including the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 2, 2009, which are available on the SEC’s Web site maintained at www.sec.gov. The forward-looking statements made herein are based on information presently available to the Company’s management. The Company assumes no obligation to publicly update or revise any forward-looking statements included in this document even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Additional Information and Where to Find It
In connection with the proposed transaction, Dress Barn intends to file with the SEC a Registration Statement on Form S-4 containing a proxy statement/prospectus for the stockholders of the Company and each of the Company and Dress Barn plan to file other documents with the SEC regarding the proposed transaction. The definitive proxy statement/prospectus will be mailed to stockholders of the Company. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Company stockholders and other investors will be able to obtain copies of these materials (when they are available) without charge from the SEC through the SEC’s Web site at www.sec.gov. These documents (when they are available) can also be obtained free of charge from Dress Barn by directing a request to Dress Barn, 30 Dunnigan Drive, Suffern, NY 10901 Attention: Investor Relations Department (telephone: 845-469-4602) or accessing them on Dress Barn’s corporate Web site at www.dressbarn.com, or from the Company by directing a request to the Company, 8323 Walton Parkway, New Albany, OH 43054 Attention: Investor Relations (telephone: 614 775-3739) or accessing them on the Company’s corporate Web site at www. tweenbrands.com.
Dress Barn, the Company and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed transaction under the rules of the SEC. Information about the directors and executive officers of Dress Barn may be found in its 2008 Annual Report on Form 10-K filed with the SEC on September 24, 2008 and in its definitive proxy statement relating to its 2008 Annual Meeting of Shareholders filed with the SEC on November 5, 2008. Information about the directors and executive officers of the Company may be found in its 2008 Annual Report on Form 10-K filed with the SEC on March 31, 2009 and in its definitive proxy statement relating to its 2009 Annual Meeting of Stockholders filed with the SEC on April 9, 2009. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the proxy statement/prospectus regarding the proposed transaction when it becomes available.

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